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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in Amendment No. 1 to the Registration Statement on Form S-4 of Chevron Phillips Chemical Company LLC and Chevron Phillips Chemical Company LP of our report dated February 22, 2001, relating to the consolidated financial statements of Chevron Phillips Chemical Company LLC, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Historical and Pro Forma Financial Data" and "Selected Historical Financial Data" in such Registration Statement.


/s/ Ernst & Young LLP                            /s/ PricewaterhouseCoopers LLP

Houston, Texas
May 10, 2001